CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)



Delaware                            0-15658                           47-0210602
(State or other                (Commission File                    (IRS employer
jurisdiction of incorporation)      Number)                  Identification No.)

  1025 Eldorado Blvd., Broomfield, Colorado                                80021
   (Address of principal executive offices)                           (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01.  Other Events

Private Offering

On December 13, 2006, Level 3 issued press releases relating to its wholly owned, first tier subsidiary Level 3 Financing, Inc., raising $650 million aggregate principal amount of 9.25% Senior Notes due 2014 (the "9.25% Senior Notes") in a private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The senior notes offered represent an additional offering of the 9.25% Senior Notes due 2014 that were issued on October 30, 2006. The notes are being offered as additional notes under the same indenture as the 9.25% Senior Notes issued on October 30, 2006, and will be treated under that indenture as a single series of notes with the outstanding 9.25% Senior Notes. The closing of the initial offering took place on October 30, 2006.

The press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and are incorporated herein by reference as if set forth in full.

Tender Offer

Also on December 13, 2006, Level 3 issued a press release relating to Level 3 Financing, Inc. having commenced a tender offer to purchase for cash $500 million in aggregate principal amount of its 10.75% Senior Notes due 2011 (the "10.75% Notes"), representing all of the 10.75% Notes currently outstanding.

In connection with the offer to purchase, Level 3 Financing is soliciting consents to certain proposed amendments to the indenture governing the 10.75% Notes to eliminate substantially all of the covenants, certain repurchase rights and certain events of default and related provisions contained in the indenture. Holders of 10.75% Notes validly tendered prior to 5:00 p.m., New York City time on December 27, 2006, unless extended or earlier terminated (the "Consent Time"), if such 10.75% Notes are accepted for purchase, will receive the total consideration of $1,092.21 per $1,000 principal amount of the 10.75% Notes, which includes $1,062.21 as the tender offer consideration and $30 as a consent payment. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on January 11, 2007, unless extended or earlier terminated (the "Expiration Date"). Payment for 10.75% Notes validly tendered on or prior to the Consent Time and accepted for purchase will be made promptly after the Consent Time. Holders of 10.75% Notes who validly tender after the Consent Time and on or prior to the Expiration Date, if such 10.75% Notes are accepted for purchase, will receive the tender offer consideration but will not receive the consent payment. Payment for 10.75% Notes validly tendered after the Consent Time and on or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date. Accrued interest up to, but not including, the applicable settlement date will be paid in cash on all validly tendered and accepted 10.75% Notes.

Level 3 Financing intends to fund the purchase of the 10.75% Notes tendered with net proceeds from borrowings under the proposed private debt offering described above.

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Level 3 Financing's obligation to purchase 10.75% Notes pursuant to the tender offer is conditioned on the consummation, prior to the initial payment date for tenders of 10.75% Notes, of the debt offering described above. The tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 10.75% Notes. The tender offer may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

The press release is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference as if set forth in full.


Item 9.01.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

                  None

          (b)  Pro Forma Financial Information

                  None

          (c)  Shell Company Transactions

                  None

          (d)  Exhibits

99.1 Press Release dated December 13, 2006, relating to the launching of the private offering of senior notes by Level 3 Financing, Inc.

99.2 Press Release dated December 13, 2006, relating to the pricing of the private offering of senior notes by Level 3 Financing, Inc.

99.3 Press Release dated December 13, 2006, relating to the launching of the tender offer for 10.75% Senior Notes due 2011 by Level 3 Financing, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Level 3 Communications, Inc.

                                         By:     /s/ Neil J. Eckstein
                                         Neil J. Eckstein, Senior Vice President

Date:  December 15, 2006



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